Exhibit 23.5

SLR Consulting Limited

October 21, 2026

The Directors

Blue Gold Limited

Mourant Governance Services (Cayman) Limited 94

Solaris Ave

Camana Bay

PO Box 1348 Grand Cayman

RE: Consent of Qualified Person

SLR Consulting Ltd (“SLR Consulting”) in connection with the Technical Report Summary for Blue Gold Limited (the “Issuer”), does hereby consent to:

☐	the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY – BOGOSO PRESTEA (GHANA) PROPERTY” with an effective date of April 1, 2024 and dated August 15, 2024, (the “Technical Report Summary”) by the Issuer and filed as an exhibit to the Issuer’s Annual Report on 20-F and incorporated by reference into this registration statement on Form S-8.

SLR Consulting Limited

SLR Consulting is the trading name of SLR Consulting Ltd.

SLR Consulting acquired Wardell Armstrong in 2025.

Registered office: Third Floor, Summit House, 12 Red Lion Square, London, England WC1R 4HQ

Registered Office:		SLR Consulting Limited
3rd Floor, Summit House, 12 Red Lion Square, London, United Kingdom, WC1R 4QH
Registered No:SLR Consulting Limited 3880506	3rd Floor, Summit House, 12 Red Lion Square, London, WC1R 4QH
Incorporated in England and Wales
	Tel: +44 3300 886631	www.slrconsulting.com